Exhibit 4.44.1

EXECUTION VERSION

AMENDMENT LETTER

To:	Nordea Bank Norge ASA

Essensdrop gate 7
N-0107 Oslo
Norway

as Agent on behalf of the Finance Parties as defined in the Facilities Agreement (as defined below)

Attention: Nina Storm Glomstein

Date: 23 December 2016

Dear Sirs

USD 412,000,000 Facilities Agreement originally dated 11 April 2014 as amended and restated on 1 April 2015 and on 17 March 2016 and made between, inter alios, (i) Hoegh LNG Cyprus Limited and Höegh LNG FSRU IV Ltd. as Borrowers, (ii) Höegh LNG Ltd., Höegh LNG Holdings Ltd., Höegh LNG FSRU III Ltd., Höegh LNG Partners LP, and Höegh LNG Colombia Holding Ltd as Corporate Guarantors, (iii) Nordea Bank Norge ASA as agent, security trustee and account bank (the “Facilities Agreement”)

1	Words and expressions defined in the Facilities Agreement shall have the same meaning where used in this letter.

Amendments to Facilities Agreement

2	We refer to the intended (i) increase in the share capital of HLNG Colombia HoldCo and (ii) subsequent transfer of part of the shares in HLNG Colombia HoldCo from the Original Shareholder first to Höegh MLP and immediately thereafter to OPCO, which constitutes under the terms of the Facilities Agreement a dropdown of HLNG Colombia HoldCo, FSRU IV and HCOL into the Höegh MLP Group. It is intended that the remaining shares in HLNG Colombia HoldCo will remain in the ownership of the Original Shareholder for the time being.

3	The Facilities Agreement contemplates that a dropdown in relation to Vessel 2 will take place through a transfer of the entire share capital of FSRU IV’s sole shareholder, HLNG Colombia HoldCo, to Höegh MLP or to OPCO.

4	The Finance Parties have consented to the revised dropdown procedure subject to appropriate changes to the Facilities Agreement being made.

5	We therefore request the following amendments be made to the Facilities Agreement:

i.	The definition of “Corporate Guarantor Shares Security Deed” be deleted in its entirety and replaced with the following:

QUOTE

“Corporate Guarantor Shares Security Deed” means each of the deeds executed or to be executed:

(a)	in respect of FSRU III, OPCO;

(b)	in respect of HLNG Colombia HoldCo:

(i)	the Original Shareholder; or

(ii)	following the second Höegh MLP Effective Date, the Original Shareholder and Höegh MLP or OPCO; or

(iii)	following the final Höegh MLP Effective Date, Höegh MLP or OPCO;

UNQUOTE

ii.	The definition of “Dropdown Borrower” be deleted in its entirety and be replaced with the following:

QUOTE

“Dropdown Borrower” means:

(a)	FSRU IV; or

(b)	HLNG Cyprus;

UNQUOTE

iii.	The definition of “Höegh MLP Effective Date” be deleted in its entirety and be replaced with the following:

QUOTE

“Höegh MLP Efffective Date” means each date on which:

(a)	the share capital of FSRU III and/or a Quotaholder; and/or

(b)	any part of the share capital of HLNG Colombia HoldCo; and/or

(c)	the remainder of the share capital of HLNG Colombia HoldCo,

is transferred to Höegh MLP or OPCO or another wholly owned subsidiary of Höegh MLP (and in relation to which the Parent Company shall have provided not less than 20 days written notice to the Agent), which shall occur prior to three (3) months before the Maturity Date of the relevant Dropdown Borrower’s Loan;

UNQUOTE

iv.	The definition of “Shareholder” to be deleted in its entirety and be replaced with the following:

QUOTE

“Shareholder” means:

(a)	in respect of HLNG Cyprus, FSRU III;

(b)	in respect of FSRU IV and HCOL, HLNG Colombia HoldCo;

(c)	in respect of FSRU III, OPCO;

(d)	in respect of the Quotaholders, the Original Shareholder;

(e)	in respect of HLNG Colombia HoldCo:

(i)	before the second Höegh MLP Effective Date, the Original Shareholder; and

(ii)	following the second Höegh MLP Effective Date, the Original Shareholder and Höegh MLP or OPCO; or

(iii)	following the final Höegh MLP Effective Date, Höegh MLP or OPCO;

UNQUOTE

v.	Clause 8.4.1 be deleted in its entirety and replaced with the following:

QUOTE

8.4.1	(a) HLNG Cyprus (directly or indirectly) ceases to be a wholly owned subsidiary of Höegh MLP; and/or

(b) FSRU IV (directly or indirectly) ceases to be:

(i) a wholly owned subsidiary of the Original Shareholder, or

(ii) following the second Höegh MLP Effective Date, a subsidiary owned in part by the Original Shareholder and in part by Höegh MLP; or

(iii) following the final Höegh MLP Effective Date, a wholly owned subsidiary of Höegh MLP;

UNQUOTE

vi.	Clause 18.1.2 be deleted in its entirety and replaced with the following:

QUOTE

18.1.2	During the period:

(a)	commencing on the first Höegh MLP Effective Date and ending on the second Höegh MLP Effective Date, the guarantee, undertaking and indemnity of the Additional Corporate Guarantor under Clause 18.1.1 above, shall be limited by reference to the obligations of HLNG Cyprus under the Finance Documents in relation to the financing and the chartering of Vessel 1; and

(b)	commencing on the second Höegh MLP Effective Date and ending on the final Höegh MLP Effective Date, the guarantee, undertaking and indemnity of the Additional Corporate Guarantor under Clause 18.1.1 above, shall be limited by reference to (i) the obligations of FSRU III under the Finance Documents in relation to the financing and the chartering of Vessel 1; and (ii) the obligations of FSRU IV under the Finance Documents in relation to the financing and chartering of Vessel 2 in proportion to the Additional Corporate Guarantor’s pro rata share of the share capital of HLNG Colombia HoldCo.

UNQUOTE

vii.	Clause 27.14 be deleted in its entirety and replaced with the following:

QUOTE

27.14	Dividends and share redemption

27.14.1	The Parent Company and any Borrower owned (in whole or in part, directly or indirectly as permitted by the terms of this Agreement) by the Parent Company may:

(c)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution and whether in cash or in kind) to its shareholders on or in respect of its share capital (or any class of its share capital) in relevant proportions;

(d)	repay or distribute any dividend or share premium reserve;

(e)	service loans from shareholders;

(f)	pay any management, advisory or other fee to or to the order of any of its respective shareholders; or

(g)	redeem, repurchase, defease, retire, cancel or repay any of its share capital or resolve to do so provided that no Default has occurred and is continuing and after giving effect to any payments made with respect to (a) – (e) above, the Parent Company and any Borrower owned (in whole or in part as permitted by the terms of this Agreement) by the Parent Company would remain in compliance with the financial covenants set out in Clause 22.2.1 and 22.2.2 and Clause 26.1 provided that in respect of FSRU IV such test shall only apply in relation to the portion of such dividend or distribution payable to the Parent Company.

27.14.2	Höegh MLP and any Borrower owned (in whole or in part, directly or indirectly as permitted by the terms of this Agreement) by Höegh MLP, following the first Höegh MLP Effective Date may:

(a)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution and whether in cash or in kind) to its shareholders on or in respect of its share capital (or any class of its share capital) in relevant proportions;

(b)	repay or distribute any dividend or share premium reserve;

(c)	service loans from shareholders;

(d)	pay any management, advisory or other fee to or to the order of any of its respective shareholders; or

(e)	redeem, repurchase, defease, retire, cancel or repay any of its share capital or resolve to do so provided that no Default has occurred and is continuing and after giving effect to any payments made with respect to (a) – (e) above, Höegh MLP and any Borrower owned (in whole or in part, directly or indirectly as permitted by the terms of this Agreement) by Höegh MLP would remain in compliance with the financial covenants set out in Clause 22.2.2 and 22.2.3 and Clause 26.1 provided that in respect of FSRU IV such test shall only apply in relation to the portion of such dividend or distribution payable to Höegh MLP.

UNQUOTE

viii.	Paragraph (b) of Clause 27.19 be deleted in its entirety and replaced with the following:

QUOTE

(b)	Following the first Höegh MLP Effective Date and up to but excluding the second Höegh MLP Effective Date:

a.	Höegh MLP shall directly or indirectly maintain an ownership of 100 per cent in HLNG Cyprus;

b.	the Parent Company shall directly or indirectly maintain an ownership of 100 per cent in FSRU IV;

(c)	Following the second Höegh MLP Effective Date and up to but excluding the final Höegh MLP Effective Date:

a.	Höegh MLP shall directly or indirectly maintain an ownership of 100 per cent in HLNG Cyprus;

b.	The Parent Company and Höegh MLP shall each directly or indirectly maintain an ownership level in FSRU IV as notified to the Agent prior to the second Höegh MLP Effective Date (if only a partial share transfer has been made thereon), provided that the Parent Company and Höegh MLP may adjust their respective indirect ownership levels in FSRU IV further provided (i) they have given prior written notice of the details of the intended changes to the Agent, (ii) any transfer of shares is in respect of HLNG Colombia HoldCo to OPCO and (iii) an appropriate amendment of the relevant Corporate Guarantor Shares Security Deed (in a form and substance satisfactory to the Agent) is made; and

(d)	Following the final Höegh MLP Effective Date:

a.	Höegh MLP shall directly or indirectly maintain an ownership of no less than 100 per cent of each Borrower.

UNQUOTE

ix.	Paragraph 3 of Part VII of Schedule 2 be deleted in its entirety and replaced with the following:

QUOTE

3.	Evidence acceptable to the Agent that the legal and beneficial ownership of the relevant Borrower has been transferred from the Parent Company to Höegh MLP or OPCO (in whole or in part as notified to the Agent in advance of the relevant Höegh MLP Effective Date) and, where only a partial transfer has taken place, that the remainder of the legal and beneficial ownership of the relevant Borrower remains with the Original Shareholder, including (if requested) copies of any purchase agreements or other documents evidencing such transaction.

UNQUOTE

x.	A new paragraph 6 be inserted in Part VII of Schedule 2 and the subsequent paragraphs re-numbered accordingly:

QUOTE

6.	Each Shareholder of HLNG Colombia HoldCo shall have executed a Corporate Guarantor Shares Security Deed in respect of the shares owned by it in HLNG Colombia HoldCo on such Höegh MLP Effective Date.

UNQUOTE

New Corporate Guarantor Shares Security Deed

6	As referred to in 2 above, immediately after having received by way of share transfer shares in HLNG Colombia HoldCo, Höegh MLP intends to on-transfer all such shares to OPCO.

7	In light of the back to back transfer of the shares, we propose that the current Corporate Guarantor Shares Security Deed in respect of the shares in HLNG Colombia HoldCo will be amended after the occurrence of the second Höegh MLP Effective Date and an additional Corporate Guarantor Shares Security Deed in respect of the shares transferred on that date be entered into by OPCO in favour of the Security Trustee on or about the second Höegh MLP Effective Date but in any event no more than five days after that Höegh MLP Effective Date, and without the need for a separate Corporate Guarantor Shares Security Deed being entered into by Höegh MLP for the short interim period (if any) during which it owns the shares in HLNG Colombia HoldCo.

Consent

8	We should be grateful if you could please counter-sign this Letter where indicated below to confirm your agreement (i) to the amendments to the Facilities Agreement set out at paragraph 5 above and (ii) the proposed arrangements regarding the new Corporate Guarantor Shares Security Deed in respect of the transferred shares in HLNG Colombia HoldCo set out at paragraph 7 above.

9	The provisions of the Facilities Agreement and the Finance Documents shall, save as amended by this Letter, continue in full force and effect and the Security constituted by the Security Documents shall secure the Secured Obligations (as defined in the Trust Deed) on the terms as amended by this Letter.

10	This Letter is designated as a Finance Document under the Facilities Agreement by the Agent and the Borrowers.

11	This Letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

12	Please confirm your agreement to the terms of this Letter by signing where indicated below and returning a copy of this Letter to the Borrowers.

Yours faithfully,

/s/ Ida Marie Oedegaard	Ida Marie Oedegaard
Attorney-in-fact
For and on behalf of
HOEGH LNG CYPRUS LIMITED
as Borrower

/s/ Ida Marie Oedegaard	Ida Marie Oedegaard
Attorney-in-fact
For and on behalf of
HÖEGH LNG FSRU IV LTD
as Borrower

/s/ Birgitte Hjertum

For and on behalf of
HÖEGH LNG HOLDINGS LTD
as a Corporate Guarantor
as Borrower

/s/ Birgitte Hjertum

For and on behalf of
HÖEGH LNG LTD
as a Corporate Guarantor
as Borrower

/s/ Ida Marie Oedegaard	Ida Marie Oedegaard
Attorney-in-fact
For and on behalf of
HÖEGH LNG FSRU III LTD
as a Corporate Guarantor

/s/ Richard Tyrrell

For and on behalf of
HÖEGH LNG PARTNERS LP
as a Corporate Guarantor

/s/ Ida Marie Oedegaard	Ida Marie Oedegaard
Attorney-in-fact
For and on behalf of
HÖEGH LNG COLOMBIA HOLDING LTD
as a Corporate Guarantor

We agreed to the terms of this Letter this 23rd day of December 2016:

Lida Logotheti
/s/ Lida Logotheti	Attorney-in-fact
NORDEA BANK NORGE ASA
(as Agent for the Finance Parties)

Lida Logotheti
/s/ Lida Logotheti	Attorney-in-fact
EKSPORTKREDITT NORGE AS
(as ECA Lender)

/s/ J.A.L.M. Gorgels	/s/ Bjørn P. Flaate
J.A.L.M. Gorgels	Bjørn P. Flaate
ABN AMRO BANK N.V., Oslo Branch
(as Bank Guarantor and Commercial Lender)

/s/ ILLEGIBLE SIGNATURE
CITIBANK NA, London Branch
(as Bank Guarantor and Commercial Lender)

Lida Logotheti
/s/ Lida Logotheti	Attorney-in-fact
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
(as Bank Guarantor and Commercial Lender)

Lida Logotheti
/s/ Lida Logotheti	Attorney-in-fact
DANSKE BANK, Norwegian Branch
(as Bank Guarantor and Commercial Lender)

Lida Logotheti
/s/ Lida Logotheti	Attorney-in-fact
DNB BANK ASA
(as Bank Guarantor and Commercial Lender)

Lida Logotheti
/s/ Lida Logotheti	Attorney-in-fact
NORDEA BANK NORGE ASA
(as Commercial Lender)

Lida Logotheti
/s/ Lida Logotheti	Attorney-in-fact
NORDEA BANK FINLAND PLC
(as Bank Guarantor)

Lida Logotheti
/s/ Lida Logotheti	Attorney-in-fact
SWEDBANK AB (publ)
(as Bank Guarantor and Commercial Lender)